UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2017
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On September 13, 2017, R1 RCM Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals, with the following results:
1. The following nominees were elected to the Company’s board of directors (the “Board”) as Class I directors for terms ending at the 2018 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Michael C. Feiner	143,355,353	939,399	24,571,113
Joseph Flanagan	141,204,319	3,090,433	24,571,113
John B. Henneman, III	143,803,366	491,386	24,571,113
Steven J. Shulman	138,854,513	5,440,239	24,571,113
The following nominees were elected to the Board as Class III directors for terms ending at the 2018 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Charles J. Ditkoff	131,605,360	12,689,392	24,571,113
Joseph R. Impicciche	141,041,993	3,252,759	24,571,113
Alex J. Mandl	143,804,116	490,636	24,571,113
2. The Company’s stockholders approved, on an advisory basis, every three years as the frequency of advisory stockholder votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
31,697,812	1,561,370	111,030,743	4,827	24,571,113

3. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified:

For:	168,500,611
Against:	346,009
Abstain:	19,245

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 13, 2017

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer